UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 1, 2010

EXELIXIS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-30235	04-3257395
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

170 Harbor Way

P.O. Box 511

South San Francisco, California 94083

(Address of Principal Executive Offices) (Zip Code)

(650) 837-7000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05. Costs Associated with Exit or Disposal Activities.

Explanatory Note

On December 7, 2010, Exelixis, Inc. (the “Company”) filed a Current Report on Form 8-K (the “Original Form 8-K”) reporting a restructuring plan that resulted in a reduction of the Company’s workforce by 143 employees. At the time the Original Form 8-K was filed, the Company was unable in good faith to make a determination of the estimates or range of estimates required by paragraphs (b), (c) and (d) of Item 2.05 of Form 8-K. The Company is filing this Amendment on Form 8-K/A (this “Form 8-K/A”) to amend the Original Form 8-K to report the restructuring charge that it recorded in the fourth quarter of 2010, estimates of the expenses that will be incurred, and estimates of the charges that will result in future cash expenditures. The disclosure contained in Item 2.05 of the Original Form 8-K is hereby replaced in its entirety by the disclosure contained in Item 2.05 of this Form 8-K/A.

On December 1, 2010, the Company implemented a restructuring plan that resulted in a reduction of its workforce by 143 employees, of which, as of February 4, 2011, 27 employees are continuing to provide services through various dates in 2011. Further personnel reductions are expected to be made through the end of 2012 as the Company completes its obligations under collaboration agreements and withdraw resources from completed projects. The restructuring plan is a consequence of the Company’s decision to focus its resources and development efforts on the late-stage development and commercialization of the Company’s most advanced solely-owned product candidate, cabozantinib.

As a result of the restructuring plan, the Company expects to incur total charges in the range of $32 million to $38 million, including termination benefits for those employees notified in December 2010, impairment of various assets and facility-related and other charges and expect to record the majority of these charges during the fiscal year 2011 as they are determined. The timing for the charges is described below:

Fourth Quarter 2010 Charge. In the fourth quarter of 2010, the Company recorded a charge of approximately $6.9 million, which included $5.8 million related to termination benefits, $1.0 million related to the impairment of various assets and $0.1 million for related legal and other fees.

Future Charge. The Company expects to incur additional charges in the range of $25 million to $30 million as a result of the December 2010 restructuring plan, including facility-related charges in connection with the anticipated sublease and exit of two of the Company’s buildings in South San Francisco, California (the “South San Francisco Buildings”) and $1.4 million related to additional termination benefits. The Company expects to record the termination benefits and a majority of the facility-related charges as they are determined during the fiscal year 2011. The Company also plans to auction off any excess equipment, the net proceeds of which may offset some of these future charges.

The Company expects that the restructuring plan will result in aggregate cash expenditures in the range of $35 million to $40 million, of which approximately $0.1 million related to termination benefits was paid in the fourth quarter of 2010, approximately $6.4 million related to termination benefits is expected to be paid during the first three quarters of 2011 and the balance, related to facility costs, is expected to be paid through 2017.

The additional estimated $25 million to $30 million restructuring charge that the Company expects to incur in connection with the December restructuring plan is subject to a number of assumptions, and actual results may materially differ. For example, the Company’s estimate for sublease income relating to its exit of the South San Francisco Buildings is based upon significant assumptions, including signing a definitive sublease agreement and the timing for exiting each building. If the Company is unable to sign definitive sublease agreements or the timing to exit the South San Francisco Buildings changes, then the Company would need to update its estimate of the lease exit costs. The Company may also incur other material charges not currently contemplated due to events that may occur as a result of, or associated with, the restructuring plan.

This current report on Form 8-K contains forward-looking statements, including, but not limited to, statements related to the timing of implementation and completion of actions related to the Company’s restructuring plan, the satisfaction of the Company’s obligations under collaboration agreements, expected charges and expenses related to the Company’s restructuring plan, and the timing thereof, and the Company’s future development plans and priorities for cabozantinib. Words such as “expects,” “will,” “may,” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based upon the Company’s current plans, assumptions, beliefs, and expectations. Forward-looking statements involve risks and uncertainties. The Company’s actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, risks related to the Company’s ability to implement the restructuring plan to the extent currently anticipated, the impact of the workforce reduction on the Company’s business, unanticipated expenses and charges not currently contemplated that may occur as a result of the restructuring plan, the Company’s ability to execute on its strategy, risks related to the potential failure of cabozantinib to demonstrate safety and efficacy in clinical testing, the Company’s ability to conduct clinical trials of cabozantinib sufficient to achieve a positive completion, the sufficiency of the Company’s capital and other resources, the uncertain timing and level of expenses associated with the development of cabozantinib, the uncertainty of the FDA approval process, market competition and general business and economic conditions. The Company’s quarterly report on Form 10-Q for the quarter ended October 1, 2010 contains under the heading “Risk Factors” a more comprehensive description of risks to which the Company is subject. The Company expressly disclaims any duty, obligation, or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions, or circumstances on which any such statements are based.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 22, 2011	EXELIXIS, INC.

/s/ James B. Bucher
Vice President, Corporate Legal Affairs and Secretary